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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2005, with respect to the consolidated balance sheet and schedule of ElderTrust Operating Limited Partnership (the Partnership) as of December 31, 2004, and the related consolidated statements of operations, partners' capital, and cash flows for the period from February 5, 2004 through December 31, 2004 and the consolidated statements of operations, partners' capital, and cash flows of ElderTrust Operating Limited Partnership (the Predecessor) for the period from January 1, 2004 through February 4, 2004, included in the Partnership's Annual Report (Form 10-K) for the year ended December 31, 2004 filed with the Securities and Exchange Commission, in Amendment No. 2 to the Registration Statement (Form S-4) and related prospectus for the registration of $175,000,000 aggregate principal amount of Senior Notes due 2010, $50,000,000 aggregate principal amount of Senior Notes due 2014 and $175,000,000 aggregate principal amount of Senior Notes due 2015.

/s/ Ernst & Young LLP

Chicago, Illinois
September 16, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM